                                                                     EXHIBIT 2.1

                      ------------------------------------


                            STOCK PURCHASE AGREEMENT

                      ------------------------------------



                                     BETWEEN

                                QRS CORPORATION,

                           RETAIL DATA SERVICES, INC.

                                       AND

               THE SOLE STOCKHOLDER OF RETAIL DATA SERVICES, INC.

                            DATED AS OF JULY 23, 1999

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE 1. DEFINITIONS............................................................................................1
         Section 1.01      Certain Defined Terms..................................................................1

ARTICLE 2. PURCHASE AND SALE......................................................................................9
         Section 2.01      Purchase and Sale of the Shares........................................................9
         Section 2.02      Purchase Price.........................................................................9
         Section 2.03      Closing................................................................................9
         Section 2.04      Closing Deliveries by the Seller.......................................................9
         Section 2.05      Closing Deliveries by the Purchaser...................................................10
         Section 2.06      Issuance of Stock Consideration.......................................................10

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY..........................................10
         Section 3.01      Authority of the Seller...............................................................10
         Section 3.02      Organization, Authority and Qualification of the Company..............................10
         Section 3.03      Capital Stock of the Company; Ownership of the Shares.................................11
         Section 3.04      Subsidiaries..........................................................................11
         Section 3.05      Corporate Books and Records...........................................................12
         Section 3.06      No Conflict...........................................................................12
         Section 3.07      Governmental Consents and Approvals...................................................12
         Section 3.08      Financial Information, Books and Records, Projections and Operating Data..............12
         Section 3.09      No Undisclosed Liabilities............................................................13
         Section 3.10      Receivables...........................................................................13
         Section 3.11      Inventories...........................................................................13
         Section 3.12      Sales and Purchase Order Backlog......................................................14
         Section 3.13      Conduct in the Ordinary Course; Absence of Certain Chances, Events and Conditions.....14
         Section 3.14      Litigation............................................................................14
         Section 3.15      Certain Interests.....................................................................15
         Section 3.16      Compliance with Laws..................................................................15
         Section 3.17      Environmental Compliance and Other Permits and Licenses; Related Matters..............15
         Section 3.18      Material Contracts....................................................................16
         Section 3.19      Intellectual Property.................................................................17
         Section 3.20      Real Property.........................................................................19
         Section 3.21      Assets................................................................................19
         Section 3.22      Customers and Suppliers...............................................................20
         Section 3.23      Employee Benefit Matters..............................................................20
         Section 3.24      Employee Matters......................................................................23
         Section 3.25      Taxes.................................................................................23
         Section 3.26      Insurance.............................................................................24
         Section 3.27      Product and Service Warranties........................................................24
         Section 3.28      Brokers...............................................................................24


                                                                                                                Page
                                                                                                                ----
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.......................................................25
         Section 4.01      Organization and Authority of the Purchaser...........................................25
         Section 4.02      No Conflict...........................................................................25
         Section 4.03      Governmental Consents and Approvals...................................................25
         Section 4.04      Investment Purpose....................................................................26
         Section 4.05      Brokers...............................................................................26

ARTICLE 5. ADDITIONAL AGREEMENTS.................................................................................26
         Section 5.01      Conduct of Business Prior to the Closing..............................................26
         Section 5.02      Access to Information.................................................................26
         Section 5.03      Confidentiality.......................................................................27
         Section 5.04      Regulatory and Other Authorizations; Notices and Consents.............................27
         Section 5.05      Notice of Developments................................................................27
         Section 5.06      No Solicitation or Negotiation........................................................28
         Section 5.07      Release of Indemnity Obligations......................................................28
         Section 5.08      Registration of Securities............................................................28
         Section 5.09      Further Action........................................................................29

ARTICLE 6. CERTAIN TAX MATTERS...................................................................................29
         Section 6.01      Certain Tax Matters...................................................................29

ARTICLE 7. CONDITIONS TO CLOSING.................................................................................32
         Section 7.01      Conditions to Obligations of the Seller...............................................32
         Section 7.02      Conditions to Obligations of the Purchaser............................................33

ARTICLE 8. INDEMNIFICATION.......................................................................................35
         Section 8.01      Survival of Representations and Warranties............................................35
         Section 8.02      Indemnification by the Seller.........................................................36

ARTICLE 9. TERMINATION AND WAIVER................................................................................37
         Section 9.01      Termination...........................................................................37
         Section 9.02      Effect of Termination.................................................................38
         Section 9.03      Waiver................................................................................38

ARTICLE 10. GENERAL PROVISIONS...................................................................................38
         Section 10.01     Expenses..............................................................................38
         Section 10.02     Notices...............................................................................39
         Section 10.03     Public Announcements..................................................................39
         Section 10.04     Headings..............................................................................40
         Section 10.05     Severability..........................................................................40
         Section 10.06     Entire Agreement......................................................................40
         Section 10.07     Assignment............................................................................40
         Section 10.08     No Third Party Beneficiaries..........................................................40
         Section 10.09     Amendment.............................................................................40
         Section 10.10     Governing Law.........................................................................40
         Section 10.11     Counterparts..........................................................................40

                                                                                                                Page
                                                                                                                ----
         Section 10.12     Specific Performance..................................................................41

                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of July 23, 1999, between QRS Corporation, a Delaware corporation (the "PURCHASER"), Retail Data Services, Inc., a Virginia corporation (the "COMPANY"), and the sole stockholder of the Company (the "SELLER").

                              W I T N E S S E T H:

          WHEREAS, the Seller owns all the issued and outstanding shares (the "SHARES") of common stock, without par value (the "COMMON STOCK"), of the Company, and all of the issued and outstanding shares (the "PAYROLL SHARES") of RDS, Inc. (the "PAYROLL COMPANY"), a Virginia corporation; and

          WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Shares and the Payroll Shares, upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     Section 1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "ACQUISITION DOCUMENTS" has the meaning specified in Section 8.1.

          "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

          "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "AGREEMENT" or "THIS AGREEMENT" means this Stock Purchase Agreement, dated as of July 23, 1999, among the Seller, the Purchaser and the Company (including the Exhibits and Schedules hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 10.9.

          "ASSETS" has the meaning specified in Section 3.22.

          "BUSINESS" means the collection and sale to clients of visible pricing information available to the consuming public and all other business which prior to the date hereof has been conducted or proposed to be conducted by the Company.



                                       1.

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in San Francisco, California or Richmond, Virginia.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the date hereof.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System, as updated through the date hereof.

          "CLOSING" has the meaning specified in Section 2.3.

          "CLOSING BALANCE SHEET" means the unaudited consolidated balance sheet (including the related notes and schedules thereto) of the Company, to be dated as of the Closing Date.

          "CLOSING DATE" has the meaning specified in Section 2.3.

          "CODE" means the Internal Revenue Code of 1986, as amended through the date hereof.

          "COMMON STOCK" has the meaning specified in the recitals to this Agreement.

          "COMPANY" has the meaning specified in the recitals to this Agreement.

          "COMPANY ACCOUNTING PRACTICES" means those accounting practices of the Company that are consistent with past practices and in compliance with the Company's accounting policy. Any differences between Company Accounting Practices and U.S. GAAP are listed on Schedule 1 hereto.

          "COMPANY'S ACCOUNTANTS" means Robert R. Raymond & Associates, LLP, independent accountants of the Company.

          "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

          "ENCUMBRANCE" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim,



                                       2.

preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "ENVIRONMENT" means surface waters, groundwaters, soil, subsurface strata and ambient air.

          "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, causes of action, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent or settlement agreements relating in any way to any Environmental Law or any Environmental Permit (hereafter "CLAIMS"), including, without limitation, (a) any and all claims or directions by Governmental Authorities for enforcement, investigation, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages (including natural resource damages) contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

          "ENVIRONMENTAL CONDITION" means a condition relating to or arising or resulting from a failure to comply with any applicable Environmental Law or Environmental Permit or a Release of Hazardous Materials into the Environment.

          "ENVIRONMENTAL LAWS" means any current Law, as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 6901 ET SEQ.; the Clean Water Act, 33 U.S.C. ss.ss. 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f ET SEQ.; the Atomic Energy Act, 42 U.S.C. ss.ss. 2011 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 ET SEQ. and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss.ss. 301 ET SEQ. and analogous state, provincial and foreign laws.

          "ENVIRONMENTAL PERMITS" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

          "ERISA" has the meaning specified in Section 3.24(a).

          "ESCROW ACCOUNT" means an interest-bearing bank account in the United States to be designated by the Escrow Agent in a written notice to the Purchaser at least five Business Days before the Closing.

          "ESCROW AGENT" means Norwest Bank Minnesota, National Association.

          "ESCROW AGREEMENT" means the Escrow Agreement, dated as of July 26, 1999, among the Seller, the Purchaser, the Company and the Escrow Agent, a form of which is attached hereto as EXHIBIT A and all amendments thereto.


                                       3.

          "FINANCIAL STATEMENTS" has the meaning specified in Section 3.8(a).

          "GOVERNMENTAL AUTHORITY" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "HAZARDOUS MATERIALS" means (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance the use, handling, generation, treatment, storing, release or exposure to which is regulated by any Governmental Authority.

          "INDEBTEDNESS" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                                       4.

          "INDEMNIFIED PARTY" has the meaning specified in Section 8.2(a).

          "INTELLECTUAL PROPERTY" means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (g) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (h) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (i) copies and tangible embodiments of all the foregoing, in whatever form or medium, (j) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (k) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

          "INVENTORIES" means all inventory, merchandise, finished goods, and raw materials, packaging, supplies and other personal property related to the Business maintained, held or stored by or for the Company on the Closing Date and any prepaid deposits for any of the same.

          "IRS" means the Internal Revenue Service of the United States.

          "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

          "LEASE" means the Lease, dated as of the Closing Date, between D.C. Trell L.L.C. and the Purchaser, a form of which is attached hereto as EXHIBIT 1.01.



                                       5.

          "LEASED REAL PROPERTY" means the real property leased by the Company as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

          "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "LICENSED INTELLECTUAL PROPERTY" means all Intellectual Property licensed or sublicensed to the Company from a third party.

          "LOSS" has the meaning specified in Section 8.2.

          "MATERIAL ADVERSE EFFECT" means any circumstance, change in, or effect on the Business or the Company that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business or the Company: (a) is, or could be, materially adverse to the business, operations, assets or Liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company or (b) could adversely affect the ability of the Purchaser, the to operate or conduct the Business in the manner in which it is currently operated or conducted by the Seller and the Company.

          "MATERIAL CONTRACTS" has the meaning specified in Section 3.19(a).

          "MULTIEMPLOYER PLAN" has the meaning specified in Section 3.24(b).

          "MULTIPLE EMPLOYER PLAN" has the meaning specified in Section 3.24(b).

          "OWNED INTELLECTUAL PROPERTY" means all Intellectual Property in and to which the Company holds, or has a right to hold, right, title and interest.

          "OWNED REAL PROPERTY" means the real property owned by the Company, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

          "PAYROLL COMPANY" has the meaning specified in the recitals to this Agreement.

          "PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of $1,000 in the aggregate; (b) Encumbrances imposed by law, such as



                                       6.

materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

          "PERSON" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "PLANS" has the meaning specified in Section 3.24(a).

          "PURCHASE PRICE" has the meaning specified in Section 2.2.

          "PURCHASE PRICE BANK ACCOUNT" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser before the Closing.

          "PURCHASER" has the meaning specified in the recitals to this Agreement.

          "PURCHASER'S ACCOUNTANTS" means Deloitte & Touche LLP, independent accountants of the Purchaser.

          "RDS 1999 REVENUE" means the Company revenues as reported for the year ended December 31, 1999

          "RDS 2000 REVENUE" means the Company revenues as reported for the year ended December 31, 2000.

          "REAL PROPERTY" means the Leased Real Property and the Owned Real Property.

          "RECEIVABLES" means any and all accounts receivable, notes and other amounts receivable by the Company from third parties, including, without limitation, customers, arising from the conduct of the Business or otherwise before the Closing Date, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

          "REFERENCE BALANCE SHEET" means the unaudited balance sheet (including any related notes and schedules thereto) of the Company, dated as of June 30, 1999, a copy of which is set forth in Section 3.08(a) of the Disclosure Schedule.

          "REFERENCE BALANCE SHEET DATE" means June 30, 1999.

                                       7.

          "REGULATIONS" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

          "RELEASE" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

          "SELLER" has the meaning specified in the recitals to this Agreement.

          "SHARES" means the total of 100 shares of the Common Stock, constituting in the aggregate all of the issued and outstanding Common Stock, as owned by the Seller.

          "STOCK ISSUANCE AGREEMENT" means the Stock Issuance Agreement, dated as of the Closing Date, between the Seller, the Purchaser and the Company, a form of which is attached hereto as EXHIBIT 2.6.

          "TANGIBLE PERSONAL PROPERTY" has the meaning specified in Section
3.22.

          "TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

          "THRESHOLD AMOUNT" means $8,176,000.

          "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

          "USTs" means underground storage tanks, as such term is defined in the Resource Conservation and Recovery Act, as amended, and the regulations promulgated thereunder.



                                       8.

                                   ARTICLE 2.

                                PURCHASE AND SALE

     Section 2.01 PURCHASE AND SALE OF THE SHARES. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares and the Payroll Shares (the "STOCK PURCHASE").

     Section 2.02 PURCHASE PRICE. (a) The aggregate purchase price (the "PURCHASE PRICE") for the Shares and the Payroll Shares shall consist of (i) Fifteen Million Dollars ($15,000,000) (the "CASH CONSIDERATION"), Twelve Million Dollars ($12,000,000), of which shall be delivered to the Seller at the Closing and Three Million Dollars ($3,000,000) of which (the "ESCROW AMOUNT") shall be delivered into an interest-bearing escrow account pursuant to the terms of the Escrow Agreement, (ii) Fifty Three Thousand Two Hundred Fifty (53,250) shares of the common stock, par value $0.001 per share (the "PURCHASER'S COMMON STOCK"), of Purchaser (the "STOCK CONSIDERATION") and (iii) the contingent consideration described in Section 2.02(b) below (the "CONTINGENT CONSIDERATION").

          (b) The Contingent Consideration shall consist of (i) an additional $2,000,000 in cash to be paid in immediately available funds to the Purchase Price Bank Account no later than March 1, 2000 in the event that the RDS 1999 Revenues exceed the Threshold Amount and (ii) an additional $1,000,000 in cash to be paid in immediately available funds to the Purchase Price Bank Account no later than March 1, 2001 in the event that the RDS 2000 Revenues exceed the Threshold Amount. Notwithstanding the foregoing, the Contingent Consideration shall become immediately due and payable if Parent sells all or substantially all of its stock or business, by merger or otherwise, or all or substantially all of its assets in a transaction or series of transactions where the Contingent Consideration obligation is not assumed by the counterparty to such transaction.

     Section 2.03 CLOSING. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Brobeck, Phleger & Harrison LLP, Spear Street Tower, One Market, San Francisco, California 94105 at 10:00 A.M. local time on the second Business Day following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article 7, or at such other place or at such other time or on such other date as the Seller, the Company and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

     Section 2.04 CLOSING DELIVERIES BY THE SELLER. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

          (a) stock certificates evidencing the Shares and the Payroll Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;



                                       9.

          (b) a receipt for the Purchase Price; and

          (c) the other documents required to be delivered pursuant to
Section 7.2.

     Section 2.05 CLOSING DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser shall deliver to the Seller:

          (a) the Purchase Price by (i) wire transfer of Twelve Million Dollars ($12,000,000) of the Cash Consideration in immediately available funds to the Purchase Price Bank Account; (ii) wire transfer of the Escrow Amount in immediately available funds to the Escrow Account; and (ii) delivery of the Stock Issuance Agreement evidencing the issuance of the Stock Consideration; and

          (b) the other documents required to be delivered pursuant to
Section 7.1.

     Section 2.06 ISSUANCE OF STOCK CONSIDERATION. The Company shall issue to the Seller the Stock Consideration upon the terms and conditions set forth in the Stock Issuance Agreement, a form of which is attached hereto as EXHIBIT 2.06.

                                   ARTICLE 3.

          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY

          As an inducement to the Purchaser to enter into this Agreement, the Seller and the Company hereby represent and warrant to the Purchaser as follows:

     Section 3.01 AUTHORITY OF THE SELLER. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

     Section 3.02 ORGANIZATION, AUTHORITY AND QUALIFICATION OF THE COMPANY. Each of the Company and the Payroll Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. Each of the Company and the Payroll Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable and all such jurisdictions are set forth in Section 3.02 of the Disclosure Schedule, except for failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All corporate actions taken by the Company and the Payroll Company have been duly authorized, and neither the Company nor the Payroll Company has taken any



                                      10.

action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Articles of Incorporation or Bylaws. True and correct copies of the Articles of Incorporation and Bylaws of the Company and the Payroll Company, each as in effect on the date hereof, have been delivered by the Seller to the Purchaser.

     Section 3.03  CAPITAL STOCK OF THE COMPANY; OWNERSHIP OF THE SHARES.

          (a) The authorized capital stock of the Company consists of 5,000 shares of Common Stock. As of the date hereof, 100 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. Except as is set forth in Section 3.03 of the Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares constitute all the issued and outstanding capital stock of the Company and are owned of record and beneficially solely by the Seller free and clear of all encumbrances. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Purchaser in the stock records of the Company, the Purchaser will own all the issued and outstanding capital stock of the Company free and clear of all encumbrances. Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

          (b) The stock register of the Company accurately records: (i) the name and address of each Person owning shares of capital stock of the Company and
(ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

     Section 3.04 SUBSIDIARIES. There are no corporations, partnerships, joint ventures, associations or entities in which the Company owns, or has ever owned, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Except as disclosed in
Section 3.04 of the Disclosure Schedule, the Company is not a member of (nor is any part of the Business conducted through) any partnership, and the Company is not a participant in any joint venture or similar arrangement.



                                      11.

     Section 3.05 CORPORATE BOOKS AND RECORDS. The minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Board of Directors and all committees of the Board of Directors of the Company. Complete and accurate copies of all such minute books and of the stock register of the Company have been provided by the Seller to the Purchaser.

     Section 3.06 NO CONFLICT. Assuming that all consents, approvals, authorizations and other actions described in Section 3.07 have been obtained and all filings and notifications listed in Section 3.07 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by the Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or bylaws (or similar organizational documents) of the Company, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Company or any of its assets, properties or businesses, including, without limitation, the Business, or (c) except as set forth in Section 3.06(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Company pursuant to, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or the Company is a party or by which any of the Shares or any of such assets or properties is bound or affected.

     Section 3.07 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by the Seller and the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority.

     Section 3.08 FINANCIAL INFORMATION, BOOKS AND RECORDS, PROJECTIONS AND OPERATING DATA.

          (a) True and complete copies of the unaudited combined balance sheet of the Company and the Payroll Company for each of the fiscal years ended as of December 31, 1997 and December 31, 1998, and the related unaudited statements of income, retained earnings, stockholders' equity and changes in financial position of the Company and the Payroll Company, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company's Accountants (collectively referred to herein as the "FINANCIAL STATEMENTS") have been delivered by the Seller and the Company to the Purchaser. The Financial Statements and the Reference Balance Sheet (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (iii) except as is set forth on Schedule 1 hereto, have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Seller and the Company and (iv) except as disclosed in Section 3.08 of the Disclosure Schedule, include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial



                                      12.

condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby.

          (b) The books of account and other financial records of the Company and the Payroll Company: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

     Section 3.09 NO UNDISCLOSED LIABILITIES.There are no Liabilities of the Company, other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet, (ii) disclosed in Section 3.09 of the Disclosure Schedule or (iii) incurred since the date of this Agreement in the ordinary course of the business, consistent with the past practice, of the Company and which do not and could not have a Material Adverse Effect. Reserves are reflected on the applicable Reference Balance Sheet against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with U.S. GAAP. Except as disclosed in Section 3.09 of the Disclosure Schedule, at Closing, the Company will not have any outstanding Indebtedness.

     Section 3.10 RECEIVABLES. Section 3.10 of the Disclosure Schedule sets forth an aged list of the Receivables of the Company as of the Reference Balance Sheet Date showing separately those Receivables that as of such date had been outstanding (i) 29 days or less, (ii) 30 to 59 days, (iii) 60 to 89 days, (iv) 90 to 119 days and (v) more than 119 days. Except to the extent, if any, reserved for on the Reference Balance Sheet, all Receivables reflected on the Reference Balance Sheet arose from, and the Receivables existing on the Closing Date will have arisen from, the sale of Inventory or services to Persons not affiliated with the Seller, the Company and in the ordinary course of the Business consistent with past practice and, except as reserved against on the Reference Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of the Company not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Business consistent with past practice.

     Section 3.11  INVENTORIES.

          (a) Subject to amounts reserved therefor on the Reference Balance Sheet, the values at which all Inventories are carried on the Reference Balance Sheet reflect the historical inventory valuation policy of the Company and all Inventories are valued such that the Company will earn their customary gross margins thereon. Except as set forth in Section 3.11 of the Disclosure Schedule, the Company has good and marketable title to the Inventories free and clear of all Encumbrances. The Inventories do not consist of any items held on consignment. The Company is not under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of their customers other than in the ordinary course of business consistent with past practice. No clearance or extraordinary sale of the Inventories has been conducted since the Reference Balance Sheet Date.



                                      13.

          (b) The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the Business consistent with past practice.

     Section 3.12  SALES AND PURCHASE ORDER BACKLOG.

          (a) As of the Reference Balance Sheet Date, there were no open sales orders accepted by the Company, and, as of the date immediately preceding the date hereof, there were no open sales orders accepted by the Company.

          (b) As of the Reference Balance Sheet Date, open purchase orders issued by the Company, and, as of the date immediately preceding the date hereof, there were no open purchase orders issued by the Company.

     Section 3.13 CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANCES, EVENTS AND CONDITIONS. Since the Reference Balance Sheet Date, except as disclosed in Section 3.13 of the Disclosure Schedule, the business of the Company has been conducted in the ordinary course and consistent with past practice. Since the Reference Balance Sheet Date, the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to the Company; (ii) any acquisition, sale or transfer of any material asset of the Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in the accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock; (v) any material contract entered into by the Company, other than in the ordinary course of business and as provided to Purchaser, or any material amendment or termination of, or default under, any material contract to which the Company is a party or by which it is bound; or (vi) any negotiation or agreement by the Company or the Seller to do any of the things described in the preceding clauses
(i) through (v) (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

     Section 3.14 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company or the Seller, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. There is no judgment, decree or order against the Company or Seller or, to the knowledge of the Company or the Seller, any of the Company's directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on the Company.



                                      14.

     Section 3.15  CERTAIN INTERESTS.

          (a) Except as disclosed in Section 3.15(a) of the Disclosure Schedule, no officer or director of the Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

               (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company, PROVIDED, HOWEVER, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

               (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company uses or has used in the conduct of the Business or otherwise; or

               (iii) has outstanding any Indebtedness to the Company.

          (b) Except as disclosed in Section 3.15(b) of the Disclosure Schedule, the Company does not have any Liability or any other obligation of any nature whatsoever to any officer, director or shareholder of the Company to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder.

     Section 3.16 COMPLIANCE WITH LAWS. Except as set forth in Section 3.16(a) of the Disclosure Schedule, the Company has conducted and continues to conduct the Business in accordance with all Laws and Governmental Orders applicable to the Company or any of the Assets or the Business, and the Company is not in violation of any such Law or Governmental Order.

     Section 3.17 ENVIRONMENTAL COMPLIANCE AND OTHER PERMITS AND LICENSES; RELATED MATTERS. (a) Except as disclosed in Section 3.17(a) of the Disclosure Schedule, to the best knowledge of the Seller, there is no existing practice, action or activity of the Company or, with respect to any portion of the Business or the Company and no existing condition of the Assets of the Company or the Business which will give rise to any civil or criminal Liability under, or violate or prevent compliance with, any health or occupational safety or other applicable Law.

          (b) Except as disclosed in Section 3.17(b) of the Disclosure Schedule to the best knowledge of the Seller , (i) Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or Released on any Real Property or, any property adjoining any Real Property; (ii) the Company has disposed of all wastes, including those wastes containing Hazardous Materials, in compliance with all applicable Environmental Laws and Environmental Permits; (iii) there are no past, pending or threatened Environmental Claims against the Company or any Real Property; (iv) no Real Property or any property adjoining any Real Property, is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list of sites requiring investigation or



                                      15.

cleanup; (v) the Company has not transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list or which is the subject of any Environmental Claim; and
(vi) no polychlorinated biphenyls ("PCBs") or asbestos-containing materials are or have been present at any property constituting any part of the Assets or any other property now or formerly owned, operated or leased by the Company.

          (c) Except as disclosed in Section 3.17(c) of the Disclosure Schedule, neither the Seller nor the Company knows of any facts or circumstances relating to environmental matters concerning the Assets, Business, Real Property or on any other property now or formerly owned, operated or leased or any business now or formerly owned or operated by the Company or predecessor in interest or, with respect to any portion of the Business, the Seller, which could lead to any future Environmental Claims against the Company or the Purchaser.

     Section 3.18  MATERIAL CONTRACTS.

          (a) Section 3.18(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Company (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any Real Property (including, without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.18(a) or 3.18(b) of the Disclosure Schedule to which the Company is a party and all agreements relating to Intellectual Property set forth in Section 3.18(a) of the Disclosure Schedule, being "Material Contracts"):

               (i) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company is a party;

               (ii) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

               (iii) all contracts and agreements relating to Indebtedness of the Company;

               (iv) all contracts and agreements with any Governmental Authority to which the Company is a party;

               (v) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

               (vi) all contracts and agreements between or among the Company and the Seller or any Affiliate of the Seller;

               (vii) all contracts and agreements providing for benefits under any Plan; and



                                      16.

               (viii) all other contracts and agreements whether or not made in the ordinary course of business, which are material to the Company or the conduct of the Business or the absence of which would have a Material Adverse Effect.

          (b) Except as disclosed in Section 3.18(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 3.07 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. The Company is not in breach of, or default under, any Material Contract.

          (c) Except as disclosed in Section 3.18(c) of the Disclosure Schedule, no other party to any Material Contract is in breach thereof or default thereunder.

          (d) Except as disclosed in Section 3.18(d) of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of the Company.

     Section 3.19  INTELLECTUAL PROPERTY.

          (a) Section 3.19(a)(i) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a complete identification of each patent and patent application and each registration or application for registration thereof, of all Owned Intellectual Property and Section 3.19(a)(ii) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a description of any license or sublicense thereof, of all Licensed Intellectual Property. Except as otherwise described in Section 3.19(a)(i) of the Disclosure Schedule, in each case where a registration or patent or application for registration or patent listed in Section 3.19(a)(i) of the Disclosure Schedule is held by assignment, the assignment has been duly recorded with the State or national Trademark Office from which the original registration issued or before which the application for registration is pending. Except as disclosed in Section 3.19(a)(iii) of the Disclosure Schedule, the rights of the Company in or to such Intellectual Property do not conflict with or infringe on the rights of any other Person, and neither the Seller nor the Company has received any claim or written notice from any Person, to such effect.

          (b) Except as disclosed in Section 3.19(b) of the Disclosure Schedule:
(i) all the Owned Intellectual Property is owned by the Company, free and clear of any Encumbrance and (ii) no Actions have been made or asserted or are pending (nor, to the best knowledge of the Seller and the Company after due inquiry, has any such Action been threatened) against the Company either (A) based upon or challenging or seeking to deny or restrict the use by the Company of any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Company are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. To the best knowledge of the Seller and the Company after due inquiry, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly



                                      17.

similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of the Company therein. Except as disclosed in Section 3.19(b) of the Disclosure Schedule, neither the Seller nor the Company has granted any license or other right to any other Person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

          (c) The Seller has, or has caused to be, delivered to the Purchaser correct and complete copies of all the licenses and sublicenses for Licensed Intellectual Property listed in Section 3.19(a)(ii) of the Disclosure Schedule. Except as disclosed in Section 3.19(a)(ii) of the Disclosure Schedule, with respect to each of such licenses and sublicenses:

               (i) such license or sublicense is valid and binding and in full force and effect and represents the entire agreement between the respective licenser and licensee with respect to the subject matter of such license or sublicense;

               (ii) such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licenser or sublicensor a right to terminate such license or sublicense;

               (iii) with respect to each such license or sublicense: (A) neither the Seller nor the Company has received any notice of termination or cancellation under such license or sublicense and no licenser or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the Company's default thereunder, (B) neither the Seller nor the Company has received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and (C) neither the Seller nor the Company has granted to any other Person any rights, adverse or otherwise, under such license or sublicense;

               (iv) neither the Company nor (to the best knowledge of the Seller and the Company after due inquiry) any other party to such license or sublicense is in breach or default in any material respect, and, to the best knowledge of the Seller after due inquiry, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

               (v) no Actions have been made or asserted or are pending (nor, to the best knowledge of the Seller and the Company after due inquiry, has any such Action been threatened) against the Company either (A) based upon or challenging or seeking to deny or restrict the use by the Company of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and



                                      18.

               (iv) to the best knowledge of the Seller and the Company after due inquiry, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets that infringe upon the Licensed Intellectual Property or upon the rights of the Company therein.

          (d) Except as set forth in Section 3.19(a) of the Disclosure Schedule, the Seller is not aware of any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

          (e) The Intellectual Property described in Sections 3.19(a)(i) and
(ii) of the Disclosure Schedule constitutes all the Intellectual Property material to the Business used or held or intended to be used by the Company or Intellectual Property necessary in the conduct of, the Business and there are no other items of Intellectual Property that are material to the Company or the Business.

          (f) Except as disclosed in Section 3.19(f) of the Disclosure Schedule, the hardware and software included in the Owned Intellectual Property (i) has been designed to ensure Year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operates and will operate in accordance with their specification prior to, during and after the calendar Year 2000 AD; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.
Section 3.19(f) of the Disclosure Schedule lists (x) all of the hardware and software components utilized by the Company and (y) the status of the Company's Year 2000 efforts, including resources required to make all Owned Intellectual Property Year 2000 compliant, any issues that may arise in achieving such compliance and any Owned Intellectual Property that has not been tested for such compliance.

     Section 3.20 REAL PROPERTY. The Company has, or has caused to be, delivered to the Purchaser true and complete copies of all leases and subleases to which the Company is bound and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents for alterations and documents recording variations and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases, neither the Company nor (to the best knowledge of the Seller and the Company) any other party to such lease or sublease, is in breach or default in any material respect, and, to the best knowledge of the Seller and the Company, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

     Section 3.21  ASSETS.

          (a) Except as disclosed in Section 3.21 of the Disclosure Schedule, the Company owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property, the Real Property and the Tangible Personal Property, used or intended to be used in the conduct of the Business or otherwise owned, leased or used by the Company and, with respect to contract rights, is a party



                                      19.

to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company or in or relating to the conduct of the Business (all such properties, assets and contract rights being the "ASSETS"). The Company has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all encumbrances, except as disclosed in Section 3.19(a), 3.19(b), 3.20 or 3.21(a) of the Disclosure Schedule.

          (b) The Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business.

          (c) Following the consummation of the transactions contemplated by this Agreement, the Company will continue to own, pursuant to good and marketable title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in the Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement. Immediately following the Closing, the Company shall own and possess all documents, books, records, agreements and financial data of any sort used by the Company in the conduct of the Business or otherwise.

     Section 3.22 CUSTOMERS AND SUPPLIERS. Listed in Section 3.22 of the Disclosure Schedule are the names and addresses of all the customers and suppliers of the Company that ordered or supplied, respectively, goods or merchandise from the Company with an aggregate value of $5,000 or more during the twelve-month period ended December 31, 1998, and the amount for which each such customer was invoiced during such period. Except as disclosed in Section
3.22 of the Disclosure Schedule, neither the Seller nor the Company has received any notice or has any reason to believe that any significant customer of the Company has ceased, or will cease, to use the products, equipment, goods or services of the Company, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time. Except as disclosed in Section 3.22 of the Disclosure Schedule, neither the Seller nor the Company has received any notice or has any reason to believe that any such supplier will not sell supplies, merchandise or other goods to the Company at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Company, subject only to general and customary price increases.

     Section 3.23  EMPLOYEE BENEFIT MATTERS.

          (a) PLANS AND MATERIAL DOCUMENTS. Section 3.23(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or RDS, Inc. is a party, with respect to which the Company or RDS, Inc. has any obligation or which are maintained, contributed to or sponsored by the Company or RDS, Inc. for the benefit of any current or former employee, officer or



                                      20.

director of the Company or RDS, Inc., (ii) each employee benefit plan for which the Company or RDS, Inc. could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA and
(iv) any contracts, arrangements or understandings between the Seller or any of their Affiliates and any employee of the Company or RDS, Inc., including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company or RDS, Inc. (collectively, the "PLANS"). Each Plan is in writing and the Seller has furnished the Purchaser with a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as disclosed on Section 3.24(a) of the Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or RDS, Inc. is a party, with respect to which the Company or RDS, Inc. has any obligation or which are maintained, contributed to or sponsored by the Company or RDS, Inc. for the benefit of any current or former employee, officer or director of the Company or RDS, Inc. Neither Company nor RDS, Inc. has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

          (b) ABSENCE OF CERTAIN TYPES OF PLANS. Except as is set forth in
Section 3.23(b) of the Disclosure Schedule, none of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a single employer pension plan (within the meaning of
Section 4001(a)(15) of ERISA) for which the Company could incur liability under
Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Company or RDS, Inc. to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. Except as is set forth in Section 3.23(b) of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or RDS, Inc.

          (c) COMPLIANCE WITH APPLICABLE LAW. Each Plan is now and always has been operated in all respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, each Plan intended to qualify under Section 401(a) or Section 501(c)(9) of the Code has received a favorable determination letter as to its qualification, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in accordance with the provisions of all applicable Law, including, without limitation, ERISA and the Code. The Company and RDS, Inc. have performed all obligations required to be performed by them under, are not in any



                                      21.

respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. No legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

          (d) ABSENCE OF CERTAIN LIABILITIES AND EVENTS. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor RDS, Inc. has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability. Neither the Company nor RDS, Inc. has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company or RDS, Inc. is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor RDS, Inc. has been required to post any security under
Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

          (e) PLAN CONTRIBUTIONS AND FUNDING. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance. As of the Closing Date, no Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

          (f) No action or communication to employees or former employees of Company, RDS, Inc. or an affiliated company of either has occurred which is inconsistent with any provision of any "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) that reserves the right of Company or its affiliated company to amend or terminate such welfare benefit plan.

          (g) None of Company, RDS, Inc. or any affiliated company of either is obligated to provide any benefits under a "welfare benefit plan" (within the meaning of ERISA) to former employees other than so-called "COBRA" health care continuation coverage. Company represents and warrants that there are no Plans of Company, RDS, Inc. or affiliated company providing medical, dental, health, life insurance, or similar benefits for terminated or retired



                                      22.

employees of Company or affiliated company, including early retirees, except as may be required by COBRA.

     Section 3.24 EMPLOYEE MATTERS. The Company and RDS, Inc. are in compliance in all respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on the Company. There are no pending claims against the Company or RDS, Inc. under any workers compensation plan or policy or for long term disability. Neither the Company nor RDS, Inc. has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have a Material Adverse Effect on the Company. There are no controversies pending or, to the knowledge of the Seller or the Company, threatened, between the Company or RDS, Inc. and any of their employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor RDS, Inc. is a party to any collective bargaining agreement or other labor union contract nor does the Company or RDS, Inc. know of any activities or proceedings of any labor union to organize any such employees.

     Section 3.25 TAXES.

          (a) Company has elected to be treated and has qualified as an "S Corporation" for federal and all pertinent state income tax purposes since Company's formation. Company has timely filed in accordance with applicable law all tax returns it was required to file, and the Seller has timely filed in accordance with applicable law all tax returns she was required to file with respect to the operations and assets of Company. All Taxes shown as due on such tax returns have been paid. All tax returns filed by Company and the Seller with respect to Taxes were prepared in compliance with all applicable laws and regulations and were true and complete in all material respects as of the date on which they were filed or as subsequently amended to the date hereof. Company has delivered to Purchaser true and complete copies of federal, state, local and foreign tax returns and the related Form K-1's of Company and the Seller for each of the years ended December 31, 1995, 1996 and 1997 and all revenue agent's reports and other written assertions of deficiencies or other liabilities for Taxes with respect to taxable periods for which the applicable statute of limitations has not expired. Except as disclosed in Section 3.25 of the Disclosure Schedule, none of such tax returns is or has been subject to audit. Company will provide to Purchaser copies of any such reports or written assertions received after the date hereof within ten days of their first being received by Company.

          (b) Company has timely paid, or will timely pay on or prior to the Closing Date, all Taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable for taxable periods up to and including the Closing Date (excluding the interim period ending on the Closing Date, which taxes will be paid when due) with respect to Company, its operations and assets (in each case, whether or not shown on any tax return), except for Taxes that are being contested in good faith by appropriate proceedings



                                      23.

(all of which are set forth on Section 3.25(b)) and Taxes for which adequate reserves are reflected on the 1998 Balance Sheet.

          (c) Company has complied with all applicable laws, rules and regulations relating to the withholding of Taxes and has timely collected or withheld and paid over (and up to the Closing Date will have timely collected or withheld and paid over) to the proper Governmental Entities all amounts required to be so collected or withheld and paid over for all periods up to the Closing Date under all applicable laws. There are not currently in effect any waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any tax return that relates to Company, and no request for any such waiver or extension is pending. There are no Tax rulings, requests for rulings or closing agreements relating to Company that could affect its liability for Taxes for any period after the Closing Date.

          (d) Company does not have any current or potential contractual obligation to indemnify any other Person with respect to Taxes, or any obligation to make distributions in respect of Taxes. No claim has ever been made by a taxing authority in a jurisdiction where Company does not file tax returns that Company is or may be subject to taxation by such jurisdiction. No power of attorney has been granted by Company with respect to any matter relating to Taxes, which power of attorney is currently in force. Company has not filed a consent under Code section 341(f) or any comparable provision of state law.

     Section 3.26 INSURANCE. The Company has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds. The Company and the Seller have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     Section 3.27 PRODUCT AND SERVICE WARRANTIES. Set forth on Section 3.27 of the Disclosure Schedule are the standard written forms of product and service warranties and guarantees utilized by the Company as of the date of this Agreement. Except as set forth on Section 3.27 of the Disclosure Schedule, during a period of five (5) years prior to the Closing Date, neither the Company nor any of its Affiliates have made any other written material warranties with regard to products and/or services supplied by the Company.

     Section 3.28 BROKERS. No broker, finder or investment banker (other than Davenport & Company LLC, whose fees and expenses shall be paid in full by the Seller) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.



                                      24.

                                   ARTICLE 4.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

     Section 4.01 ORGANIZATION AND AUTHORITY OF THE PURCHASER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

     Section 4.02 NO CONFLICT. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller and the Company, the execution, delivery and performance of this Agreement by the Purchaser do not and will not
(a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or Bylaws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

     Section 4.03 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except as described in a writing given to the Seller by the Purchaser on the date of this Agreement.



                                      25.

     Section 4.04 INVESTMENT PURPOSE. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

     Section 4.05 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                   ARTICLE 5.

                              ADDITIONAL AGREEMENTS

     Section 5.01  CONDUCT OF BUSINESS PRIOR TO THE CLOSING.

          (a) The Seller and the Company covenant and agree that, between the date hereof and the time of the Closing, the Company shall conduct its business in the ordinary course and consistent with the Company's prior practice. Without limiting the generality of the foregoing, the Seller shall cause the Company to
(i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables;
(iii) use its best efforts to (A) preserve intact its organizations and the business organization of the Business, (B) keep available to the Purchaser the services of the employees of the Company, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company and the Business and (D) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; and (iv) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Seller or the Company to be untrue or result in a breach of any covenant made by the Seller or the Company in this Agreement.

          (b) The Seller covenants and agrees that, prior to the Closing, without the prior written consent of the Purchaser, the Company will not do any of the things enumerated in Section 3.13.

     Section 5.02 ACCESS TO INFORMATION. From the date hereof until the Closing, upon reasonable notice, the Seller shall cause the Company and each of the Company's officers, directors, employees, agents, representatives, accountants and counsel (collectively, "REPRESENTATIVES") to: (a) afford the Purchaser's Representatives reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company and to those officers, directors, employees, agents, accountants and counsel of the Company who have any knowledge relating to the Company or the Business and (b) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and the Business (or legible copies thereof) as the Purchaser may from time to time reasonably request.



                                      26.

     Section 5.03 CONFIDENTIALITY. The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated July __, 1999 between the parties hereto with respect to the information disclosed pursuant to
Section 5.02.

     Section 5.04  REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS.

          (a) The Seller shall use her best efforts to obtain (or cause the Company to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          (b) The Seller shall or shall cause the Company to give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as the Purchaser may in its sole and absolute discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

          (c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents and estoppel certificates; PROVIDED, HOWEVER, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole and absolute discretion may deem adverse to the interests of the Purchaser, the Company or the Business.

          (d) The Seller knows of no reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated hereby will not be received.

          (e) The Seller, the Company and the Purchaser agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Business, the Company any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Seller or the Company is a party is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser and the Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller shall use their best efforts to provide the Company with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Seller provide such rights and benefits, the Company shall assume the obligations and burdens thereunder.

     Section 5.05 NOTICE OF DEVELOPMENTS. Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Seller or the Company in this Agreement or which could have the



                                      27.

effect of making any representation or warranty of the Seller or the Company in this Agreement untrue or incorrect in any respect and (ii) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company or the Business.

     Section 5.06 NO SOLICITATION OR NEGOTIATION. The Seller and the Company agree that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, none of the Seller, the Company or any of their respective Affiliates, officers, directors, representatives or agents will, directly or indirectly, (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or assets of the Company, (ii) to enter into any business combination with the Company or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Seller and the Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Seller and the Company shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Seller agree not to, and to cause the Company not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Seller or the Company are a party.

     Section 5.07 RELEASE OF INDEMNITY OBLIGATIONS. The Seller and the Company covenant and agree, on or prior to the Closing, to execute and deliver to the Purchaser, for the benefit of the Company, a general release and discharge, in form and substance satisfactory to the Purchaser releasing and discharging the Company from any and all obligations to indemnify the Seller or otherwise hold it harmless pursuant to any agreement or other arrangement entered into prior to the Closing.

     Section 5.08 REGISTRATION OF SECURITIES. The Purchaser hereby agrees, at the Purchaser's expense, to (i) file with the Securities and Exchange Commission within twenty (20) business days, and to use commercially reasonable efforts to cause the effectiveness of, a registration statement on Form S-3 so as to register the Seller's sale of Purchaser's Common Stock, and (ii) use commercially reasonable efforts to maintain the effectiveness of such registration statement until such time as the Seller can sell any such remaining shares in a three-month period pursuant to Rule 144 under the Securities Act. Notwithstanding any provision hereof to the contrary, the Purchaser shall be entitled, without prior notice, to suspend the effectiveness of such registration statement during customary "blackout periods" relating to material non-public information regarding the Purchaser that causes the prospectus contained in such registration statement to not be complete or correct in any material respect.



                                      28.

     Section 5.09 GUARANTY. The Purchaser covenants and agrees to use its best efforts to assume or otherwise terminate the Seller's obligation as guarantor under the Loan Agreement between Bank of America, N.A. d/b/a Nationsbank and the Company.

     Section 5.10 FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE 6.

                               CERTAIN TAX MATTERS

     Section 6.01 CERTAIN TAX MATTERS. Purchaser and the Seller hereby covenant and agree with respect to certain tax matters as follows:

          (a) SECTION 338(h)(10) ELECTION.

               (i) The Seller shall, at the request of Purchaser, join with Purchaser in making a timely election under Section 338(h)(10) of the Code and any corresponding elections under state and local tax laws (collectively, the "Election") to treat the Stock Purchase as a deemed purchase of the assets of Company. Purchaser and the Seller shall cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Election. Purchaser and the Seller shall report the Stock Purchase pursuant to this Agreement consistent with any Election.

               (ii) In connection with any Election, within 90 days after Closing, Purchaser shall provide to the Seller a schedule which sets forth the proposed allocation of the Purchase Price (and any deemed assumption of liabilities for Tax purposes) among the assets of Company (the "Allocation Schedule"). Such allocation shall be made in accordance with Section 338(h)(10) of the Code and any applicable Treasury Regulations. The parties shall report the deemed sale of assets of Company pursuant to any Election in a manner consistent with the Allocation Schedule.

          (b) RETURNS; INDEMNIFICATION; LIABILITY FOR TAXES.

               (i) The Seller shall prepare and file (or cause to be prepared and filed) on a timely basis all Tax Returns with respect to Company for all taxable periods ending on or before the Closing Date. The Seller shall pay and shall indemnify and hold Purchaser harmless against and from (i) all Taxes of Company for all taxable periods which end on or before the Closing Date; (ii) with respect to any taxable period commencing before the Closing Date and ending after the Closing Date (a "Straddle Period"), all Taxes of Company attributable to the portion of the Straddle Period prior to and including the Closing Date (the "Pre-closing Period"); and (iii) all Taxes imposed on Company for all taxable periods by reason of having been



                                      29.

members of any Tax Group prior to the Closing Date. For purposes of this Agreement, the portion of any Tax that is attributable to the Pre-closing Period shall be (i) in the case of a Tax that is not based on net income, gross income or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-closing Period, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on net income, gross income or gross receipts, the Tax that would be due with respect to the Pre-closing Period if such Pre-closing Period were a separate taxable period. For purposes hereof, all Taxes arising from the Stock Purchase, including Taxes resulting from the Election, shall be deemed to be Taxes attributable to the Pre-closing Period and shall be the responsibility of the Seller.

               (ii) Purchaser shall prepare and file (or cause to be prepared and filed) on a timely basis all Tax Returns of Company relating to taxable periods ending after the Closing Date and, except as provided in subsection (i) hereof, shall pay and indemnify and hold the Seller harmless against and from
(x) all Taxes of Company for any taxable period commencing after the Closing Date; and (y) all Taxes of Company for any Straddle Period other than Taxes attributable to the Pre-closing Period. The Seller shall pay to Purchaser the amount of any Taxes of Company attributable to the Pre-Closing Period of any Straddle Period by the due date of any Tax Returns required to be filed by Purchaser with respect to any Straddle Period.

          (c) COOPERATION; REFUNDS AND CREDITS.

               (i) All refunds or credits of Taxes for or attributable to taxable periods of Company ending on or before the Closing Date (and the Pre-closing Period of any Straddle Period), except to the extent reflected on the financial statements of Company, shall be for the account of the Seller; all other refunds or credits of Taxes for or attributable to Company shall be for the account of Purchaser. Following the Closing, Purchaser shall cause Company to forward to the Seller any such refunds or credits due to the Seller pursuant to this subsection promptly after receipt or realization thereof by Purchaser or Company, and the Seller shall forward to Purchaser any refunds or credits due to Purchaser pursuant to this section promptly after receipt or realization thereof by the Seller, in each case in accordance with the provisions of subsection (iv) below.

               (ii) If an audit examination of any Tax Return of the Seller for any taxable period ending on or before the Closing Date shall result in any adjustment the effect of which is to increase deductions, losses or tax credits or to decrease income, gains or the recapture of tax credits ("Changes") reflected on a Tax Return of Purchaser for any taxable period ending after the Closing Date, the Seller will notify Purchaser and provide it with all necessary information so that Purchaser can reflect the Changes on the appropriate Tax Return. If as a result of such Changes, Purchaser or its Subsidiaries realize a net Tax benefit from an increase in deductions, losses or tax credits and/or a decrease in income, gains or the recapture of tax credits ("Purchaser Benefits") for taxable periods ending after the Closing Date, Purchaser shall pay to the Seller, in accordance with subsection (iv), the amount of such Purchaser Benefits, as and when such Purchaser Benefits are realized by Purchaser.



                                      30.

               (iii) If an audit examination of any Tax Return of Purchaser for any taxable period ending after the Closing Date shall result in any Changes to items reflected on a Tax Return of the Seller for any taxable period ending on or before the Closing Date, Purchaser will notify the Seller and provide it with all necessary information so that the Seller can reflect any appropriate Changes on the appropriate Tax Return. If as a result of such Changes, the Seller realizes a net Tax benefit from an increase in deductions, losses or tax credits and/or a decrease in the income, gains or the recapture of tax credits (the "Seller Benefits") for taxable periods ending on or before the Closing Date, the Seller shall pay to Purchaser, in accordance with subsection (iv) hereof, the amount of such the Seller Benefits as and when such the Seller Benefits are realized by the Seller.

               (iv) Any payments of refunds or credits for Taxes, or any payment of Purchaser Benefits or the Seller Benefits, that are required to be paid under this Agreement shall be made within ten (10) business days of the receipt of any refund or the realization of any tax benefit, as the case may be. Any payments not made within such time period and any payments not timely made pursuant to
Section 6.01(b) shall be subject to an interest charge of twelve percent (12%) per annum.

          (d) TERMINATION OF TAX SHARING AGREEMENTS. The Seller hereby agrees and covenants that Company does not have and will not have any obligations to another party pursuant to any tax sharing agreement or any similar arrangement in effect at any time before or on the Closing Date, and any further obligation that might otherwise have existed thereunder shall be extinguished as of the Closing Date.

          (e) CONDUCT OF AUDITS AND OTHER PROCEDURAL MATTERS. Each party shall, at its own expense, control any audit or examination by any taxing authority, and have the right to initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("Proceedings") for any taxable period for which that party is charged with payment or indemnification responsibility under this Agreement. Each party shall promptly forward to the other party all written notifications and other written communications, including (if available) the original envelope showing any postmark, from any taxing authority received by such party relating to any liability for Taxes for any taxable period for which such other party is charged with payment or indemnification responsibility under this Agreement. Each indemnifying party shall promptly notify, and consult with, each indemnified party as to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify the indemnified party. The indemnified party shall not enter into any closing agreement or final settlement with any taxing authority with respect to any such liability without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the case of any Proceedings relating to any Straddle Period, Purchaser shall control such Proceedings and shall consult in good faith with the Seller as to the conduct of such Proceedings. The Seller shall reimburse Purchaser for such portion of the costs, including legal costs, of conducting such Proceedings as is represented by the portion of the Tax with respect to such Straddle Period for which the Seller is liable pursuant to this Agreement. Each party shall, at the expense of the requesting party, execute or cause to be executed any powers of attorney or other documents reasonably requested by such requesting party to enable it to take any and all actions such party reasonably requests with respect to any



                                      31.

Proceedings which the requesting party controls. The failure by a party to provide timely notice under this subsection shall relieve the other party from its indemnification obligations with respect to the subject matter of any notification not timely forwarded, to the extent the other party has suffered a loss or other economic detriment because of such failure to provide notification in a timely fashion.

          (f) CERTAIN TAX ELECTIONS. The Seller shall not, without the written consent of Purchaser (which consent may be withheld in Purchaser's absolute discretion) make any election under Sections 1.1502-20(g) of the Treasury regulations to reattribute to itself any of the net operating loss carryovers or net capital loss carryovers of the Company. The Seller shall make an election under Treasury regulation 1.1502-95T(c) to apportion such portion of any Section 382 limitation or subgroup Section 382 limitation of the Seller consolidated group or a subgroup thereof to the Company as may be requested by Purchaser.

                                   ARTICLE 7.

                              CONDITIONS TO CLOSING

     Section 7.01 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

          (b) COVENANTS. The Purchaser shall have complied in all material respects with all obligations to be performed by it under the terms of the Agreement on or before the Closing Date.

          (c) EMPLOYMENT AND NON-COMPETITION AGREEMENTS. The Purchaser shall have delivered signed counterparts of the Employment Agreements, which contain, among other things, non-competition provisions, forms of which are attached hereto as EXHIBITS 5.8(a) AND 5.8(b).

          (d) STOCK ISSUANCE AGREEMENT. The Purchaser shall have delivered signed counterparts of the Stock Issuance Agreement.

          (e) ESCROW AGREEMENT. At Closing, the Purchaser shall have delivered signed counterparts of the Escrow Agreement, a form of which is attached hereto as EXHIBIT 5.10.



                                      32.

          (f) LEGAL OPINION. The Seller shall have received from Brobeck, Phleger & Harrison LLP, a legal opinion, addressed to the Seller and dated the Closing Date, substantially in the form of Exhibit 7.01(f).

     Section 7.02 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Seller and the Company contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, and the Purchaser shall have received a certificate of the Seller and the Company to such effect and to the effect of
Section 7.2(b) signed by a duly authorized officer thereof;

          (b) COVENANTS. Seller and the Company shall have complied in all material respects with all obligations to be performed by it under the terms of the Agreement on or before the closing date;

          (c) NO PROCEEDING OR LITIGATION. No Action shall have been commenced or threatened by or before any Governmental Authority against the Seller, the Company or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which the Purchaser believes, in its sole and absolute discretion, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect;

          (d) RESOLUTIONS OF THE COMPANY. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board of Directors of the Company evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (e) LEGAL OPINION. The Purchaser shall have received from LeClair Ryan, a legal opinion, addressed to the Purchaser and dated the Closing Date, substantially in the form of Exhibit 7.2(e);

          (f) CONSENTS AND APPROVALS. The Purchaser shall have received, each in form and substance satisfactory to the Purchaser, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates listed on Schedule 5.

          (g) EMPLOYMENT AGREEMENTS. Each of Christine Cottrell, David Cottrell, Kim Battenfield and Steve Rothermel shall have delivered signed counterparts of the Employment Agreements, forms of which are attached hereto as Exhibits 7.2(g)(i), 7.2(g)(ii), 7.2(g)(iii) and 7.2(g)(iv).


                                      33.

          (h) STOCK ISSUANCE AGREEMENT. Seller shall have delivered a signed counterpart to the Stock Issuance Agreement.

          (i) ESCROW AGREEMENT. At Closing, Seller shall have delivered a signed counterpart of the Escrow Agreement, a form of which is attached hereto as
EXHIBIT 5.10.

          (j) STOCKHOLDER APPROVAL. Any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of
Section 280G of the Code shall have been approved by such number of shareholders of the Company as is required by the terms of Section 280G(b)(5)(B) and shall be obtained in a manner which satisfies all applicable requirements of such Code
Section 280G(b)(5)(B) and the proposed Treasury Regulations thereunder, including (without limitation) Q-7 of Section 1.280G-1 of such proposed regulations.

          (k) RESIGNATIONS OF THE COMPANY'S DIRECTORS. The Purchaser shall have received the resignations, effective as of the Closing, of all the directors and officers of the Company;

          (l) DUE DILIGENCE. The Purchaser shall have completed due diligence to its satisfaction;

          (m) ORGANIZATIONAL DOCUMENTS. The Purchaser shall have received a copy of (i) the Certificate of Incorporation, as amended (or similar organizational documents), of the Company, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the Bylaws (or similar organizational documents) of the Company, certified by the Secretary or Assistant Secretary of the Company;

          (n) MINUTE BOOKS. The Purchaser shall have received a copy of the minute books and stock register of the Company, certified by its Secretary or Assistant Secretary as of the Closing Date;

          (o) GOOD STANDING; QUALIFICATION TO DO BUSINESS. The Purchaser shall have received good standing certificates for the Company from the secretary of state of the jurisdiction in which the Company is incorporated or organized and from the secretary of state in each other jurisdiction in which the properties owned or leased by the Company, or the operation of its business in such jurisdiction, requires the Company to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by bring-down telegrams dated the Closing Date;

          (p) RELEASE OF INDEMNITY OBLIGATIONS. The Purchaser shall have received the general release and discharge from the Seller referred to in
Section 5.7 in form and substance satisfactory to the Purchaser in its sole and absolute discretion; and



                                      34.

          (q) NO MATERIAL ADVERSE EFFECT. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect.

          (r) THE LEASE. D.C. Trell L.L.C. shall have delivered a signed counterpart of the Lease.

          (s) SATISFACTION OF OBLIGATIONS. The Purchaser shall have received evidence, reasonably satisfactory to the Purchaser, that (i) the Company has satisfied in full its obligations under (A) the Deferred Compensation Agreement dated as of May 8, 1997 between the Company and Kim Battenfield, and (B) the Employment Agreement dated as of June 15, 1997 between the Company and Steve Rothermel, and (ii) the Company shall not be liable as an obligor, guarantor, or otherwise, in any manner whatsoever, in connection with any loan extended with respect to the obligations referred to in the preceding clause (i).

          (t) RELEASES. The Purchaser shall have received signed releases from Kim Battenfield and Steve Rothermel in the form attached hereto as Exhibit 7.02(t).

                                   ARTICLE 8.

                                 INDEMNIFICATION

     Section 8.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller and the Company contained in this Agreement, and all statements contained in this Agreement, the Exhibits to this Agreement, the Disclosure Schedule and any certificate, Financial Statement, Interim Financial Statement or report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "ACQUISITION DOCUMENTS"), shall survive the Closing until the first anniversary of the Closing Date; PROVIDED, HOWEVER, that (a) insofar as any claim is made by the Purchaser for the breach of any representation or warranty of the Seller or the Company contained herein, which claim arises out of allegations of personal injury or property damage suffered by any third party on or prior to the Closing Date or attributable to products or Inventory sold or shipped, or activities or omissions that occur, on or prior to the Closing Date, such representations and warranties shall, for purposes of such claim by the Purchaser, survive until thirty calendar days after the expiration of the applicable statute of limitations governing such claims, and
(b) insofar as any claim is made by the Purchaser for a breach of the representations and warranties specified in Section 3.3, such representations and warranties shall, for the purposes of such claims by the Purchaser, survive forever. Neither the period of survival nor the liability of the Seller or the Company with respect to their respective representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.



                                      35.

     Section 8.02  INDEMNIFICATION BY THE SELLER.

          (a) The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each an "INDEMNIFIED PARTY") shall be indemnified and held harmless by the Seller for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "LOSS"), arising out of or resulting from:

               (i) the breach of any representation or warranty made by the Seller or the Company contained in the Acquisition Documents; or

               (ii) the breach of any covenant or agreement by the Seller or the Company contained in the Acquisition Documents.

          To the extent that the Seller's undertakings set forth in this Section
8.2 may be unenforceable, the Seller shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Purchaser.

          (b) Notwithstanding anything herein to the contrary, the Purchaser shall not be entitled to indemnification under this Article 8 unless and until the aggregate amount of Losses exceed $50,000 (in which case the Purchaser shall be entitled to receive the full amount of Losses) or to the extent indemnified Losses exceed the value of the Purchase Price.

          (c) An Indemnified Party shall give the Seller notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Seller under this Article 8 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article 8 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Seller notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Seller from any of its obligations under this Article 8 except to the extent the Seller are materially prejudiced by such failure and shall not relieve the Seller from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article 8. If the Seller acknowledge in writing their obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Seller shall be entitled to assume and control the defense of such Third Party Claim at their expense and through counsel of their choice if they give notice of their intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that



                                      36.

would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Seller, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Seller. In the event the Seller exercise the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Seller in such defense and make available to the Seller, at the Seller' expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Seller. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Seller shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Seller' expense, all such witnesses, records, materials and information in the Seller' possession or under the Seller' control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Seller without the prior written consent of the Indemnified Party.

                                   ARTICLE 9.

                             TERMINATION AND WAIVER

     Section 9.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a) by the Purchaser (i) upon an event or condition occurs that has resulted in or that may be expected to result in a Material Adverse Effect, or
(ii) upon a breach of any representation, warranty, covenant or agreement on the part of the Seller or Company set forth in this Agreement, or if any representation or warranty of Seller or Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in
Section 7.02(a) or 7.02(b) would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach is curable by the Seller or Company through the exercise of their reasonable efforts within 10 days and for so long as the Seller and/or Company, as applicable, continue to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(a)(ii); and PROVIDED, FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in Section 9/01(c); or

          (b) by the Seller if, between the date hereof and the time scheduled for the Closing, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 7.01(a) or 7.01(b) would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that if such Terminating Parent Breach is curable by Parent through the exercise of their reasonable efforts within 10 days and for so long Parent continues to exercise such reasonable efforts, the Seller may not terminate this Agreement under this Section 9.01(b); and PROVIDED, FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in Section 9/01(c); or



                                      37.

          (c) by either the Seller or the Purchaser if the Closing shall not have occurred by July 30, 1999; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

          (d) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (e) by the mutual written consent of the Seller and the Purchaser.

     Section 9.02  EFFECT OF TERMINATION.

          (a) In the event of termination of this Agreement as provided in
Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 5.3, 9.2(b) and 10.1 and (b) that nothing herein shall relieve either party from liability for any willful and intentional breach of this Agreement.

          (b) Notwithstanding the foregoing, if the Closing does not occur because of the failure to satisfy the conditions to the Purchaser's obligation to effect the Closing contained in Sections 7.2 (a), (b), or (c) then the Seller shall reimburse the Purchaser for its costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, financing sources and accountants, incurred by the Purchaser in connection with the preparation, negotiation and performance of this Agreement and the transactions contemplated hereby.

     Section 9.03 WAIVER. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                  ARTICLE 10.

                               GENERAL PROVISIONS

     Section 10.01 EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated



                                      38.

hereby shall be paid by the party incurring such costs and expenses (or the Seller, in the case of costs and expenses incurred by the Company), whether or not the Closing shall have occurred.

     Section 10.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

          (a) if to the Seller:

                 c/o Retail Data Services, Inc.
                 8659 Staples Mill Road
                 Richmond, VA 23228
                 Telecopy: (804) 264-5505
                 Attention: Christina B. Cottrell

                 with a copy to:

                 LeClair Ryan
                 707 E. Main Street, 11th Floor
                 Richmond, VA 23219
                 Telecopy: (804) 783-2294
                 Attention: Gary D. LeClair, Esq.

          (b) if to the Purchaser:

                 QRS Corporation
                 1400 Marina Way South
                 Richmond, California  94804
                 Telecopy: (510) 215-3762
                 Attention: President

                 with a copy to:

                 Brobeck, Phleger & Harrison LLP
                 Spear Street Tower
                 One Market
                 San Francisco, CA  94105
                 Telecopy:  (415) 442-1010
                 Attention:  Steve L. Camahort, Esq.

     Section 10.03 PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior



                                      39.

notification to the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

     Section 10.04 HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.05 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     Section 10.06 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules attached hereto constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

     Section 10.07 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller, the Company and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller, the Company or the Purchaser); PROVIDED, HOWEVER, that the Purchaser may assign this Agreement to its Affiliates without the consent of the Seller or the Company.

     Section 10.08  NO THIRD PARTY BENEFICIARIES. Except for the provisions of
Article 8 relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 10.09 AMENDMENT. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller, the Company and the Purchaser or (b) by a waiver in accordance with Section 9.3.

     Section 10.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, applicable to contracts executed in and to be performed entirely within that state, and without regard to the conflicts of laws provisions thereof.

     Section 10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



                                      40.

     Section 10.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]


                                      41.

     IN WITNESS WHEREOF, the Purchaser, the Seller and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     QRS CORPORATION

                                     By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     RETAIL DATA SERVICES, INC.

                                     By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     SELLER:

                                     -------------------------------------------
                                     Christine B. Cottrell

                                      42.